Settlement and Release Agreement
Vet Online Supply, Inc.

This Settlement and Release Agreement (the "Agreement") is entered into on December 12, 2017 by and between Edward Aruda, hereinafter ("Complainant"), of 10 Prairie View Drive, Plains, MT 59859, and Daniel Rushford, Chairman, President of Vet Online Supply, Inc. hereinafter ("Respondent") of 6500 Live Oak Road, Kelseyville, California 95451. (Complainant and Respondent are collectively referred to as "the Parties").  This Agreement is effective upon full execution.

Recitals

A.	On or about December 1, 2017, Complainant filed a Form 8-K with the Securities and Exchange Commission on behalf of Vet Online Supply, Inc. ("the Company").

B.	In the Form 8-K described above, Complainant sought to restructure the Company and to establish compensation for various matters ( the "Matter").

C.	Respondent denies and continues to deny in every particular aspect all of the claims (described below) of complainant in connection with the matter described above.

D.
The parties desire to bring the Matter described above to a conclusion, and to avoid the further costs and expenses incident to its prosecution and defense.  The making of this Agreement shall not be deemed an admission of any liability or wrongdoing whatsoever on the part of Complainant or Respondent.

Therefore, the parties agree as follows:

Payments
AGREEMENT

Respondent shall pay to Complainant $3,000.00 immediately upon receipt by Respondent's counsel of this Agreement signed by Complainant as well as all corporate codes or information, inclusive and not limited to, all records, bank login codes, and any/all property otherwise belonging to Vet Online Supply, Inc.; by wire according to Claimants instruction.  The payment shall be deemed to include and settle all Claims in connection with this matter including attorney's fees.

Complainant shall execute the necessary documents and take all steps necessary to transfer control and ownership of all corporate codes and documents necessary to conduct the business of the Company to Respondent.

Respondent shall cause Company to execute all necessary documents to transfer all ownership to Complainant of the vehicle: 2008 Ford F250 King Ranch VIN # 1FTSW21-498EA32038, Arizona License Plate # CE-95901.

Release

Complainant, on behalf of himself and his heirs, hereby releases and forever discharges as applicable Respondent and Respondent's parents, subsidiaries, franchisors, franchisees, and affiliated companies, and each of their former and present agents, directors, officers, employees, attorneys, and insurers, as well as their heirs and assigns (collectively "Releases"), from any and all claims of any nature whatsoever, whether known or unknown and whether before a court or an arbitrator, which include but are not limited to, any and all claims between Complainant and Respondent in regards to the matters herein and any other statutory or non-statutory tort or contractual claim; any claim of a violation of any federal, state, municipal, or local statute, ordinance, or regulation pertaining to the cause of the action (the "Claims"); that Complainant has and may hereafter have against Releases because of any alleged acts or omissions whatsoever from the beginning of time to the date of the execution of this Agreement.

Complainant understands that a general release does not extend to claims which he does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected this settlement.

Respondent, on behalf of himself and his heirs, hereby releases and forever discharges as applicable Complainant and Complainant's parents, subsidiaries, franchisors, franchisees, and affiliated companies, and each of their former and present agents, directors, officers, employees, attorneys, and insurers, as well as their heirs and assigns (collectively "Releases"), from any and all claims of any nature whatsoever, whether known or unknown and whether before a court or an arbitrator, which include but are not limited to, any and all claims between Respondent and Complainant in regards to the matters herein and any other statutory or non-statutory tort or contractual claim; any claim of a violation of any federal, state, municipal, or local statute, ordinance, or regulation pertaining to the cause of the action (the "Claims"); that Respondent has and may hereafter have against Releases because of any alleged acts or omissions whatsoever from the beginning of time to the date of the execution of this Agreement.

Respondent understands that a general release does not extend to claims which he does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected this settlement.

Confidentiality

The parties agree all facts and circumstances surrounding the dispute resolved by this Agreement and the existence, terms, conditions, and negotiation of this Agreement shall be kept strictly confidential.

Litigation Costs and Attorney's Fees

Complainant acknowledges that payment to him of the amount set forth in the paragraph title Payments above is for costs and full settlement of all Claims released herein. The parties shall each bear all other costs and expenses, including litigation costs and attorney's fees that they have and will incur up to and in the execution and administration of this Agreement.

Representations and Warranties

Complainant represents and warrants that there has been no assignment or transfer of any interest in the Claims that he may have against Releases, and Complainant agrees to indemnify and hold Releases harmless from any liability, demands, damages, costs, expenses, and attorney's fees incurred by Releases as a result of any asserted interest in the Claims that he may now have or have had at any time against Releases if such interest is acquired by assignment, transfer, or otherwise.

Complainant represents and warrants that he has not filed or instituted any claim before any court, administrative agency, arbitrator, or other tribunal against Releases. Complainant further covenants that he shall not institute or maintain any other claim against Releases arising from any facts occurring prior to the execution of this Agreement.

The parties agree that in the event of any dispute or proceeding concerning this Agreement, its validity, interpretation, enforcement, or breach, the prevailing party shall recover reasonable attorney's fees and costs in connection with any such dispute.

Governing Law

The parties agree that California law shall govern the construction, interpretation, and enforcement of this Agreement.

Severability

The parties agree that if any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction or an arbitrator to be invalid, void, or unenforceable, the remaining terms and provisions of this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

Entire Agreement

The parties agree that this Agreement contains the entire Agreement of the parties hereto, and supersedes all other Agreements and understandings, whether written or oral, covering the subject matter hereof. The parties warrant that there are no representations, Agreements, arrangements, or understandings, oral or written, between them relating to the subject matter contained in this Agreement which are not fully expressed herein.

Amendments or Modifications

The parties agree that any amendments or modifications to this Agreement shall be deemed null and void unless such amendments and modifications are in writing and signed by Complainant and by the president of Respondent.

Attorney Explanation to Complainant and Respondent

William Haseltine, an attorney licensed to practice law in California, has fully explained this Settlement and Release Agreement to the Parties, who in turn acknowledge an understanding of said Settlement and Release Agreement and the legal effect thereof Parties' signatures below.

COMPLAINANT:

/s/Edward Aruda
___________________________
Edward Aruda

RESPONDENT:

/s/Daniel Rushford
___________________________
Daniel Rushford, its Chairman
Vet Online Supply, Inc.

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